Exhibit 99.1

Neiman Marcus Group LTD LLC Reports First Quarter Results

DALLAS--(BUSINESS WIRE)--December 6, 2018--Neiman Marcus Group LTD LLC (the “Company”) today reported financial results for the first quarter ended October 27, 2018.

“Our first quarter results, marking our fifth consecutive quarter of comparable revenue increases, demonstrate the ongoing stabilization of our business. We continue to focus on delivering on our plan this year, while also positioning the company for future growth,” said Geoffroy van Raemdonck, Chief Executive Officer, Neiman Marcus Group. “We will continue to drive innovation that enriches the shopping experience, including investing in personalization and omni-selling.”

For the quarter ended October 27, 2018, the Company reported total revenues of $1.10 billion, representing an increase in comparable revenues of 2.8% from the same quarter a year ago. During the quarter, the Company reported a net loss of $28.2 million compared with a net loss of $26.2 million for the first quarter of fiscal year 2018. Adjusted EBITDA, which is described on page 8 of this release, for the first quarter was $135.3 million compared to Adjusted EBITDA of $122.3 million for the first quarter a year ago.

Other Items. In September 2018, the Company effected an organizational change as a result of which the entities through which the Company operated the MyTheresa business now sit directly under Neiman Marcus Group, Inc., the Company’s ultimate parent entity (the “Distribution”). As a result, assets and liabilities of MyTheresa for periods prior to the Distribution are included in the Condensed Consolidated Balance Sheets. In addition, the Company’s Condensed Consolidated Statements of Operations for the first quarter of fiscal year 2019 includes the operating results of MyTheresa only for the two months prior to the Distribution and three months of the operating results of MyTheresa are included in the first quarter of fiscal year 2018. Going forward the financial results of the MyTheresa entities will no longer be included in the Company’s publicly reported financial statements. The change is not expected to meaningfully affect operations for Neiman Marcus or MyTheresa.

In the first quarter of fiscal year 2019, the Company adopted new accounting guidance which resulted in (i) the inclusion of income from the Company’s credit card program within revenues, (ii) the reclassification of components of net benefit costs from selling, general and administrative expenses and (iii) the gross balance sheet presentation of estimates for sales returns and recoverable inventories. Additionally, the Company has revised the previously reported revenues and cost of goods sold to correct the income statement classification related to certain reserves for sales returns and promotional programs. These corrections had no impact on gross margin or net earnings (loss).

Conference Call. A live webcast of the earnings conference call can be accessed through the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com on Thursday, December 6, 2018 beginning at 9:00 a.m. Central Standard Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com.

Non-GAAP Financial Measures. In this press release, the Company's financial results are presented both in accordance with U.S. generally accepted accounting principles (“GAAP”) and using certain non-GAAP financial measures, including Adjusted EBITDA. This non-GAAP financial measure is included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measure to monitor and evaluate the performance of its business and believes the presentation of this measure enhances investors’ ability to analyze trends in the Company’s business and evaluate the Company’s performance relative to other companies in its industry. For more information regarding the Company’s use of non-GAAP financial measures, including the definition of Adjusted EBITDA, and a reconciliation of such financial measures to net loss, a GAAP measure, see “Non-GAAP Financial Measures” on page 8 of this press release.

Forward-Looking Statements. This press release contains forward-looking statements. In many cases, forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “predict,” “expect,” “estimate,” “intend,” “would,” “will,” “could,” “should,” “anticipate,” “believe,” “project” or “continue” or the negative thereof or other similar expressions. The forward-looking statements contained in this press release reflect the Company’s views as of the date of this press release and are based on our expectations and beliefs concerning future events, as well as currently available data as of the date of this press release. While the Company believes there is a reasonable basis for its forward-looking statements, they involve a number of risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ significantly from those expressed or implied in any forward-looking statement. Therefore, these statements are not guarantees of future events, results, performance or achievements and you should not rely on them. A variety of factors could cause the Company’s actual results to differ materially from the anticipated or expected results expressed in the Company’s forward-looking statements, including those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. You should keep in mind that the forward-looking statements contained in this press release speak only as of the date of this press release. Except to the extent required by law, the Company undertakes no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS GROUP LTD LLC CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)	October 27, 2018	October 28, 2017

ASSETS
Current assets:
Cash and cash equivalents	$37,732	$41,464
Credit card receivables	49,242	44,345
Merchandise inventories	1,186,963	1,342,296
Other current assets	207,958	134,341
Total current assets	1,481,895	1,562,446

Property and equipment, net	1,544,045	1,559,566
Intangible assets, net	2,639,293	2,809,015
Goodwill	1,753,245	1,885,391
Other long-term assets	43,999	23,306
Total assets	$7,462,477	$7,839,724

LIABILITIES AND MEMBER EQUITY
Current liabilities:
Accounts payable	$336,356	$327,930
Accrued liabilities	501,100	514,317
Current portion of long-term debt	29,426	29,426
Total current liabilities	866,882	871,673

Long-term liabilities:
Revolving credit facilities	366,000	343,869
Long-term debt, net of debt issuance costs	4,462,467	4,439,355
Deferred income taxes	691,249	1,147,182
Other long-term liabilities	627,128	586,086
Total long-term liabilities	6,146,844	6,516,492

Total member equity	448,751	451,559
Total liabilities and member equity	$7,462,477	$7,839,724

NEIMAN MARCUS GROUP LTD LLC CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Thirteen weeks ended
(in thousands)	October 27, 2018	October 28, 2017

Net sales	$1,092,784	$1,095,682
Other revenues, net	11,607	11,864
Total revenues	1,104,391	1,107,546
Cost of goods sold including buying and occupancy costs	700,236	698,270
Selling, general and administrative expenses	276,761	294,817
Depreciation expense	50,694	55,228
Amortization of intangible assets	11,342	12,164
Amortization of favorable lease commitments	12,442	12,785
Other expenses	9,429	2,840

Operating earnings	43,487	31,442

Benefit plan expense, net	873	463
Interest expense, net	80,549	76,098

Loss before income taxes	(37,935)	(45,119)

Income tax benefit	(9,764)	(18,902)

Net loss	$(28,171)	$(26,217)

NEIMAN MARCUS GROUP LTD LLC OTHER OPERATING DATA (UNAUDITED)

OTHER DATA:

	Thirteen weeks ended
(in millions)	October 27, 2018	October 28, 2017

Change in comparable revenues	2.8%	3.8%

Capital expenditures	$37.6	$24.7

Rent expense	$27.6	$28.3

Adjusted EBITDA	$135.3	$122.3

NEIMAN MARCUS GROUP LTD LLC
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

To supplement the Company’s financial information presented in accordance with GAAP, it uses Adjusted EBITDA to monitor and evaluate the performance of its business and believes the presentation of this measure enhances investors’ ability to analyze trends in its business and evaluate its performance relative to other companies in its industry. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted to eliminate the effects of items management does not believe are representative of the Company’s ongoing performance. This financial metrics is not a presentation made in accordance with GAAP.

Adjusted EBITDA should not be considered as an alternative to operating earnings or net loss as a measure of operating performance. In addition, Adjusted EBITDA is not presented as and should not be considered as an alternative to cash flows as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP.

These limitations include the fact that Adjusted EBITDA: (i) excludes certain tax payments that may represent a reduction in cash available to the Company; (ii) excludes certain adjustments for purchase accounting; (iii) does not reflect changes in, or cash requirements for, the Company’s working capital needs, capital expenditures or contractual commitments; (iv) does not reflect the Company’s significant interest expense; and (v) does not reflect the cash requirements necessary to service interest or principal payments on the Company’s debt. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements. In addition, other companies in the Company’s industry may calculate Adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure.

In calculating these financial measures, the Company makes certain adjustments that are based on assumptions and estimates that may prove inaccurate. In addition, in the future the Company may incur expenses similar to those eliminated in this presentation. The following table reconciles net loss as reflected in the Company’s Condensed Consolidated Statements of Operations prepared in accordance with GAAP to Adjusted EBITDA (figures may not sum due to rounding):

	Thirteen weeks ended
(dollars in millions)	October 27, 2018	October 28, 2017

Net loss	$(28.2)	$(26.2)
Income tax benefit	(9.8)	(18.9)
Interest expense, net	80.5	76.1
Depreciation expense	50.7	55.2
Amortization of intangible assets and favorable lease commitments	23.8	24.9
EBITDA	$117.1	$111.2

Expenses incurred in connection with strategic
initiatives	7.0	0.4
Expenses incurred in connection with openings
of new stores / remodels of existing stores	4.8	0.8
Non-cash stock compensation and other long-term cash incentives	2.1	6.5
Non-cash rent expense	1.9	2.3
Expenses related to store closures	-	1.3
Expenses related to cyber-attack, net of
insurance recoveries	-	1.1
Non-cash gain related to change in vacation
policy	-	(1.2)
Other expenses	2.4	-
Adjusted EBITDA	$135.3	$122.3

CONTACT:
Mark Anderson
Director – Finance and
Investor Relations
(214) 757-2934